As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in its Charter)

Canada	3851	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

520 Applewood Crescent

Vaughan, Ontario

Canada, L4K 4B4

(905) 695-7700

(Address of Principal Executive Offices)

Bausch + Lomb Corporation 2022 Omnibus Incentive Plan

(Full Title of the Plan)

A. Robert D. Bailey

Executive Vice President & Chief Legal Officer

Bausch + Lomb Corporation

520 Applewood Crescent

Vaughan, Ontario

Canada, L4K 4B4

(905) 695-7700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Bausch + Lomb Corporation, a company incorporated under the Canada Business Corporations Act (the “Company” or “Registrant”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 10,000,000 Common Shares, no par value per share (“Common Shares”), of the Company that are issuable at any time or from time to time under the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan, as amended and restated effective as of April 24, 2023 (the “Plan”), and any additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on May 6, 2022 (Registration No. 333- 264728), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 22, 2023;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 3, 2023, and for the quarter ended June 30, 2023, filed with the Commission on August 2, 2023;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on February  15, 2023 (except for the information furnished under Item 7.01), April  12, 2023, April  26, 2023, June  1, 2023, June  30, 2023, and July 7, 2023; and

(d) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-41380), dated May 5, 2022, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Amended Articles of Bausch + Lomb Corporation, originally filed as Exhibit 3.1 to Bausch + Lomb Corporation’s Form 8-K filed with the Commission on May 10, 2022.

4.3	Amended By-laws of Bausch + Lomb Corporation, originally filed as Exhibit 3.2 to Bausch + Lomb Corporation’s Form 8-K filed with the Commission on May 10, 2022.

5.1*	Opinion of Osler, Hoskin & Harcourt LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

24*	Powers of Attorney (included in signature pages hereof)

99*	Bausch + Lomb Corporation 2022 Omnibus Incentive Plan, as amended and restated effective as of April 24, 2023.

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on the 2nd day of August 2023.

BAUSCH + LOMB CORPORATION

By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Executive Vice President and Chief Legal Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brenton L. Saunders, Sam A. Eldessouky and A. Robert D. Bailey, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brenton L. Saunders Brenton L. Saunders	Chief Executive Officer and Chairman (principal executive officer)	August 2, 2023

/s/ Sam A. Eldessouky Sam A. Eldessouky	Chief Financial Officer (principal financial officer)	August 2, 2023

/s/ Frederick J. Munsch Frederick J. Munsch	Chief Accounting Officer (principal accounting officer)	August 2, 2023

/s/ Thomas W. Ross, Sr. Thomas W. Ross, Sr.	Lead Independent Director	August 2, 2023

/s/ Nathalie Bernier Nathalie Bernier	Director	August 2, 2023

/s/ Gary Hu Gary Hu	Director	August 2, 2023

/s/ Brett Icahn Brett Icahn	Director	August 2, 2023

/s/ Andrew C. von Eschenbach Andrew C. von Eschenbach	Director	August 2, 2023

/s/ Sarah B. Kavanagh Sarah B. Kavanagh	Director	August 2, 2023

/s/ John A. Paulson John A. Paulson	Director	August 2, 2023

/s/ Russel C. Robertson Russel C. Robertson	Director	August 2, 2023

/s/ Richard U. De Schutter Richard U. De Schutter	Director	August 2, 2023